UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 13, 2015

EOS PETRO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53246	98-0550353
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 552-1555
(Registrant's Telephone Number, Including Area Code)

__________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

LowCal Industries Loan Agreements

On January 13, 2015, Eos Petro, Inc. (the “Company”), and Eos Global Petro, Inc., a wholly-owned subsidiary of the Company (“Eos”), entered into a fifth amendment (the “Amendment”) with LowCal Industries, LLC and certain affiliates of LowCal (collectively referred to herein as “LowCal”) to a secured promissory note in the principal amount of $5,000,000 (the “First Note”) and various related documents originally dated as of February 8, 2013, including a Compliance/Oversight Agreement (the “Oversight Agreement”). The First Note, Oversight Agreement and various other agreements between the Company, Eos and LowCal originally dated as of Febraury 8, 2013 are collectively referred to herein as the “LowCal Agreements.”

As part of the Amendment, the Company, Eos and LowCal entered into the following: (i) an amended and restated First Note (the “Amended First Note”); and (ii) an unsecured promissory note in the principal amount of $3,250,000 (the “Second Note”).

The Amended First Note is secured pursuant to a mortgage on Eos’ oil and gas leases constituting the Works Property in Edwards County, Illinois. The Amended First Note does not accrue any interest, and all previously accrued but unpaid interest from the First Note has been moved to principal of the Second Note. The maturity date of the Amended First Note is June 30, 2015. Subject to certain restrictions set forth in the Amended First Note, LowCal at its option may convert the Amended First Note in whole or in part into shares of restricted common stock of the Company at a conversion price of $2.50 per share. Upon repayment in full of the Amended First Note, the Company has agreed to pay to LowCal an exit fee of 50,000 restricted shares of the Company’s common stock.

LowCal and the Company have agreed that the principal amount of the Second Note reflects and equals: (i) the cash portion of the “Exit Fee” originally set forth in the First Note; (ii) all consulting fees and expenses which otherwise would have been payable to LowCal pursuant to the Oversight Agreement; (iii) all accrued and unpaid interest on the First Note as of the date of the Amendment; (iv) certain cash loans from LowCal to the Company from October 10, 2014 through December 17, 2014 which total in the aggregate $750,000; and (iv) the value of the release by LowCal of certain rights and claims under the First Note and LowCal Agreements and security and sources of funding for the repayment of the First Note.

The maturity date of the Second Note is June 30, 2015, and the Second Note accrues interest an an annual rate of 10%. The Company has further agreed that, upon the earlier to occur of: (i) the Company closing a transaction to acquire the capital stock or substantially all of the assets of one of two target companies; or (ii) the Company closing an offering of capital stock or other equity financing for a minimum of $20,000,000, it shall repay the Second Note in full. LowCal has agreed that, upon repayment in full of the Second Note, it will release its mortgage on Eos’ oil and gas leases which presently secures the Amended First Note.

The foregoing description of the terms, conditions and restrictions of the Amendment, Amended First Note and Second Note does not purport and is not intended to be complete, and is qualified in its entirety by the complete text of the copies of the documents in Exhibit 10.1, attached to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Items 1.01 and 2.03 above regarding are incorporated by reference in this Item 3.02.

All of the unregistered sales of equity securities disclosed in this Form 8-K were sold in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such securities constitute “restricted securities” under Rule 144 of the Securities Act. Based on representations made by LowCal, the Company believes the offerings satisfied all terms and conditions of §230.506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Note	Description
10.1
Fifth Amendment to the LowCal Agreements, dated as of January 13, 2015, by and among Eos Global Petro, Inc., Eos Petro, Inc., LowCal Industries, LLC, Sail Property Management Group, LLC and LowCo [EOS/Petro], LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 16, 2015

EOS PETRO, INC.

By:	/s/ Nikolas Konstant
Nikolas Konstant

Chairman of the Board and Chief Financial Officer